Exhibit 4.1

Note No.:  ____
Principal Amount:  $__________

SUBORDINATED NOTE

NICOLET BANKSHARES, INC.

5.0% Subordinated Note due February 17, 2025

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.
THIS OBLIGATION IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF GENERAL AND SECURED CREDITORS OF NICOLET BANKSHARES, INC. (THE “ISSUER” OR THE “COMPANY”) AND IS UNSECURED.  IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE ISSUER OR ANY OF ITS SUBSIDIARIES.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $10,000 IN EXCESS THEREOF.  ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.  ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SUBORDINATED NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO A “NON U.S. PERSON” IN AN “OFFSHORE TRANSACTION” PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SUBORDINATED NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT TO CONFIRM THE AVAILABILITY OF SUCH EXEMPTION. THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SUBORDINATED NOTE WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE COMPANY TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES, REPRESENTS AND WARRANTS THAT IT WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT OR AN APPLICABLE EXEMPTION THEREFROM.

CERTAIN ERISA CONSIDERATIONS:
EACH PURCHASER AND HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, OR (ii) THAT SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.  ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THIS SUBORDINATED NOTE SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SUBORDINATED NOTE.

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NICOLET BANKSHARES, INC.

5.0% Subordinated Note due February 17, 2025

1.          Payment.
(a)          NICOLET BANKSHARES, INC.,  a Wisconsin corporation (the “Issuer”), for value received, hereby promises to pay to ____________________, or registered assigns (collectively, the “Holder”), the principal sum of _________________ Dollars (U.S.) ($________) plus accrued but unpaid interest on February 17, 2025 (the “Maturity Date”) and to pay interest on such principal amount at the rate of 5.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) from February 17, 2015, or from the most recent Interest Payment Date to which interest has been paid or duly provided, on March 31, June 30, September 30 and December 31 of each year (each, an “Interest Payment Date”), commencing March 31, 2015, until the principal hereof is paid or made available for payment.  If any payment of interest or principal is not paid in full when the same becomes due and payable, then interest will be compounded quarterly.
(b)          Any payment of principal of or interest on this 5.0% Subordinated Note (this “Note”) that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment for the period after such day.  The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of Wisconsin are generally authorized or required by law or executive order to be closed.
2.          Subordinated Notes.  This Note is one of a duly authorized issue of notes of the Issuer designated as 5.0% Subordinated Notes due February 17, 2025 (herein called the “Subordinated Notes”), initially limited in aggregate principal amount to $8,000,000 and issued in accordance with the terms of a Subordinated Note Purchase Agreement dated February 17, 2015 between the Issuer, the Holder and the other Holders named therein (the “Purchase Agreement”).
3.          Subordination.  The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the following, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”): (a) all indebtedness of the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other written instruments; (b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (c) all obligations, contingent or otherwise, of the Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of the Issuer; (e) all obligations of the Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; (g) all indebtedness of any Subsidiary of the Issuer including, but not limited to, all obligations and indebtedness referred to clauses (a) through (f) (but in each case referring to such Subsidiary of the Issuer); and (h) all obligations of the types referred to in clauses (a) through (g) of other persons secured by a lien on any property or asset of the Issuer; provided, that “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms ranks on parity with or junior to the Subordinated Notes, or (iii) any indebtedness between the Issuer and any of its Subsidiaries or affiliates.
In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Note.   In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered Holders of the Subordinated Notes from time to time (the “Holders”), together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Note.  Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note according to its terms.  This Note is not secured by any assets of the Issuer.

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If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Issuer with respect to the Notes.  The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.
Nothing herein shall act to prohibit, limit or impede the Issuer from issuing additional debt of the Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes, subject to the approval of applicable regulatory authorities, to the extent then required.
4.          Merger and Sale of Assets.  The Issuer shall not merge into another entity or convey, transfer or lease substantially all of its properties and assets to any person, unless:
(a)          the continuing entity into which the Issuer is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Issuer shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Issuer to be performed or observed; and
(b)          immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.
5.          Events of Default; Acceleration; Compliance Certificate. Each of the following events shall constitute an “Event of Default”:
 (a)        a court or other governmental agency or body having jurisdiction on the premises shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency, or similar proceeding with respect to any banking subsidiary of the Issuer or all or substantially all of any banking subsidiary of the Issuer or for the winding up of the affairs or business thereof and such decree or order shall have remained in effect for 90 days; or
(b)       if, pursuant to any bankruptcy or reorganization under Chapter 7 (Liquidation) or 11 (Reorganization) of the U.S. Bankruptcy Code, (a) any proceedings involving the Issuer are commenced by or against the Issuer, or (b) a trustee of any substantial part of the assets of the Issuer is applied for or appointed, and the Issuer by any action or failure to act indicates its approval of, consent to or acquiescence in any of the foregoing, or an order shall be entered approving the petition in such proceedings, or approving the application for or appointment of such trustee, and within sixty (60) days after the entry of such order or such appointment, such order or appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect.
Unless the principal of this Note already shall have become due and payable, if an Event of Default set forth in subsections (a) or (b) shall have occurred and be continuing, the Holder of this Note, by notice in writing to the Issuer, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable, subject to approval of applicable regulatory authorities.  The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. The Issuer, within 45 calendar days after the receipt of written notice from any Holder of the occurrence of an Event of Default with respect to this Note, shall mail to all Holders, at their addresses shown on the Security Register (as defined in Section 12 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing.

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6.          Compliance Certificate.  Not later than forty-five (45) days following the end of each fiscal quarter (or, in the case of any fiscal quarter ending on December 31, not later than ninety (90) days from the end of such quarter), the Issuer shall provide each Holder with:  (i) a certificate (the “Compliance Certificate”), executed by the principal executive officer and principal financial officer of the Issuer in their capacities as such, stating whether (A) the Issuer has complied with all notice provisions and covenants contained in this Note; (B) an Event of Default has occurred; or (C) an event of default has occurred under any other indebtedness of the Issuer.
7.          Global Subordinated Notes.
(a)         Provided that applicable depositary eligibility requirements are met and any requisite approval of any Governmental Agency has been obtained, upon the written election of the Holders of at least $10,000,000 in principal amount of outstanding Subordinated Notes, the Issuer shall use its commercially reasonable efforts to provide that the Subordinated Notes owned by Holders that are Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, shall be issued in the form of one or more Global Subordinated Notes registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Issuer or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor.
(b)          Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Issuer in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Issuer within ninety (90) days of receipt by the Issuer of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Issuer within ninety (90) days after obtaining knowledge of such event, (iii) the Issuer elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing.  Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above, the Issuer or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.
(c)         If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 7 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Issuer or Registrar, whereupon the Issuer or the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary, accompanied by registration instructions, the Issuer shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary.
(d)          Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a Person other than the Depositary for such Global Subordinated Note or a nominee thereof.

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(e)          The Depositary or its nominee, as the registered owner of a Global Subordinated Note, shall be the Holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depositary Procedures.  Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants.  The Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein.  The Registrar shall have no liability in respect of any transfers affected by the Depositary.
(f)         The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.
(g)          No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary shall have any rights with respect to such Global Subordinated Note, and such Depositary may be treated by the Issuer and any agent of the Issuer as the owner of such Global Subordinated Note for all purposes whatsoever.  Neither the Issuer nor any agent of the Issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer or any agent of the Issuer from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Subordinated Note.
8.          Failure to Make Payment.  In the event of failure by the Issuer to make any required payment of principal or interest on this Note (and, in the case of payment of interest, such failure to pay shall have continued for 15 calendar days), the Issuer will, upon demand of the Holder, pay to the Holder the amount then due and payable on this Note for principal and interest (without acceleration of the Note in any manner), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law.  If the Issuer fails to pay such amount upon such demand, the Holder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.
Upon the occurrence of a failure by the Issuer to make any required payment of principal or interest on the Note, or an Event of Default until such Event of Default is cured by the Issuer, the Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank pari passu with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Issuer’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Issuer’s capital stock or the exchange or conversion of one class or series of Issuer’s capital stock for another class or series of Issuer’s capital stock; (iv) the purchase of fractional interests in shares of Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Issuer’s common stock related to the issuance of common stock or rights under any of benefit plans for Issuer’s directors, officers or employees or any of Issuer’s dividend reinvestment plans.

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9.          Redemption.
(a)          Redemption Prior to Fifth Anniversary.  This Note shall not be redeemable by the Issuer prior to the fifth anniversary of the effective date of this Note, except that in the event (i) this Note no longer qualifies as “Tier 2” capital (as defined by the Board of Governors of the Federal Reserve) as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of issuance of this Note,  (ii) of a Tax Event (as defined below) or (iii) the Issuer becomes required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, the Issuer may redeem this Note at any time upon giving not less than 10 days’ notice to the Holder at an amount equal to 100% of the principal amount outstanding plus accrued but unpaid interest to but excluding the redemption date.  “Tax Event” means the receipt by the Issuer of an opinion of counsel to the Issuer that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Issuer on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes.
(b)           Redemption on or After Fifth Anniversary.  On or after the fifth anniversary of the effective date of this Note, this Note shall be redeemable by the Issuer, in whole or in part, at an amount equal to 100% of the principal amount outstanding plus accrued but unpaid interest to but excluding the redemption date.
(c)           Any such redemption or prepayment shall be subject to receipt of any and all required federal and state regulatory approvals, including, but not limited to, the consent of the Federal Reserve Board if then required.  In the case of any redemption or prepayment of this Note, the Issuer will give the Holders of the Notes to be redeemed or prepaid notice not less than 30 nor more than 45 calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid.
(d)          Subject to any required federal and state regulatory approvals and the provisions of this Note, the Issuer shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise.  If the Issuer purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.
10.        Payment Procedures.  Unless and until the Subordinated Notes shall be evidenced by a global note held by Depository Trust Company, payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Holder of this Note if such Holder shall have previously provided wire instructions to the Issuer, upon presentation and surrender of this Note at the Payment Office (as defined in Section 15 below) or at such other place or places as the Issuer shall designate by notice to the registered Holders as the Payment Office, provided that this Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures.  Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds or check mailed to the registered Holder, as such person’s address appears on the Security Register.  Interest payable on any Interest Payment Date shall be payable to the Holder in whose name this Note is registered at the close of business on March 15, June 15, September 15, or December 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not paid on the Interest Payment Date, if any, will be paid to the Holder in whose name this Note is registered at the close of business on a Special Record Date fixed by the Issuer (a “Special Record Date”) notice of which shall be given to the holder not less than ten (10) calendar days prior to such Special Record Date.  (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”).  To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due.  All payments on this Note shall be applied first against costs and expenses of the Holder hereunder; then against interest due hereunder; and then against principal due hereunder.  Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes.  In the event Holder receives payments in excess of its pro rata share of the Issuer’s payments to the holders of all of the Subordinated Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Subordinated Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

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11.          Form of Payment.  Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
12.          Registration of Transfer, Security Register.  Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Holder in person, or by Holder’s attorney duly authorized in writing, at the Payment Office.  The Issuer shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”).  Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and deliver in exchange therefor a Note or Notes of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $10,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Holder.  Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Holder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Issuer may reasonably request to comply with applicable law.  No exchange or registration of transfer of this Note shall be made on or after the fifteenth day immediately preceding the Maturity Date.  This Note is subject to the restrictions on transfer of the Purchase Agreement between the Issuer and the original Holders, a copy of which is on file with the Issuer.
13.          Charges and Transfer Taxes.  No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid).
14.          Ownership.  Prior to due presentment of this Note for registration of transfer, the Issuer may treat the Holder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Issuer shall not be affected by any notice to the contrary.
15.           Notices.  All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at Nicolet Bankshares, Inc., 111 North Washington Street, Green Bay, Wisconsin 54301, Attention: Chief Financial Officer, or to such other address as the Issuer may notify to the Holder (the “Payment Office”).  All notices to the Holders shall be in writing and sent by first-class mail to each Holder at Holder’s address as set forth in the Security Register.
16.          Denominations.  The Subordinated Notes are issuable only as fully registered Notes without interest coupons in minimum denominations of $100,000 or any amount in excess thereof which is an integral multiple of $10,000.
17.          Absolute and Unconditional Obligation of the Issuer.  No provisions of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
18.          Waiver and Consent.  Any consent or waiver given by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.  This Note may be also amended or waived pursuant to, and in accordance with, the provisions of Section 8.3 of the Purchase Agreement.  If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Issuer will immediately notify the Holder, and thereafter Issuer and the Holder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by this Note to qualify as Tier 2 Capital.

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(a)          No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.
(b)         Any insured depository institution which shall be a Holder of this Note or which otherwise shall have any beneficial ownership interest in this Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.
19.         Further Issues.  The Issuer may, without the consent of the holders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the issue date and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.  Any such issuance will be issued in compliance with the rules and regulations of the Securities Act, subject to approval of applicable of regulatory authorities, to the extent then required.
20.        Governing Law; Interpretation.  This Note shall be governed by and construed in accordance with applicable federal law and the laws of the State of Wisconsin, without regard to conflict of laws principles of said state.  This Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 capital under the regulatory guidelines of the Board of Governors of the Federal Reserve System, and the terms hereof shall be interpreted in a manner to satisfy such intent.
21.         Priority.  The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt that may be expressly stated to be senior to or subordinate to the Subordinated Notes.
[Signatures continued on next page]
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IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.
NICOLET BANKSHARES, INC.

By:
Name
Title:

ATTEST:

Name:
Title:
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ASSIGNMENT FORM

To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)
and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.
Date:	Your Signature:
Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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